AMERICAN CONSUMERS, INC
                           NET INCOME PER COMMON SHARE

                                   EXHIBIT 11

                                                  THIRTEEN WEEKS ENDED      TWENTY-SIX WEEK ENDED
                                                December 2,  November 27,  December 2,  November 27,
                                                   2000          1999          2000        1999
                                                ----------   -----------    ----------   ---------
Net income (loss) for computing income (loss)
  per common share                              $   15,807   $   (15,462)   $   19,007   $ (37,801)
                                                ==========   ===========    ==========   =========



Weighted average number of common shares
  outstanding during each period                   831,530       842,467       834,641     840,892
                                                ==========   ===========    ==========   =========



Net income(loss) per common share               $    0.019   $    (0.018)   $    0.023   $  (0.045)
                                                ==========   ===========    ==========   =========